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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2002, except for the first paragraph of note 18 as to which the date is April 12, 2002, in the Registration Statement (Form S-1) and related Prospectus of CoreComm Holdco, Inc. for the registration of 26,061,254 shares of its common stock.

                                            /s/ Ernst & Young LLP


New York, New York
April 15, 2002